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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 25, 1999, included in the Registration Statement (Form S-1 No. 333-32620) of Finisar Corporation that is incorporated by reference in the Registration Statement (Form S-1) and related Prospectus of Finisar Corporation for the registration of 805,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
April 6, 2000